Gannett Announces First Quarter 2023 Results and Raises Full Year Outlook

Net Income Attributable to Gannett of $10.3 million and Adjusted EBITDA(1) of $62.9 million
Digital-only Circulation Revenues of $35.8 million grew 19% Year-over-Year
Digital Marketing Solutions Core Platform Revenues(2) of $111.4 million, up 4% Year-over-Year

MCLEAN, VA — May 4, 2023 — Gannett Co., Inc. ("Gannett", "we", "us", "our", or the "Company") (NYSE: GCI) today reported its financial results for the first quarter ended March 31, 2023.

"I'm excited to announce that our first quarter results reflect a solid start to the year. Despite facing what we believe will be the most challenging comparisons in 2023, Adjusted EBITDA remained relatively flat year-over-year, and we witnessed sequential improvement in same store revenue trends. As we anticipate further improvement in the second quarter, we are raising our 2023 full year outlook with respect to Adjusted EBITDA, Net Income, and cash flow. We made significant progress across the majority of our key financial measures, and we believe our results demonstrate the effectiveness of the measures we implemented in the latter half of 2022 to position the Company for long-term success”, said Michael Reed, Gannett Chairman and Chief Executive Officer.

"In the first quarter our digital-only businesses delivered solid results with 15% year-over-year growth in digital-only paid subscriptions and approximately 20% year-over-year growth in digital-only circulation revenues on a same store basis. Our Digital Marketing Solutions business also sustained a high level of performance, exhibited robust growth in core platform revenues compared to the prior year period, and achieved strong Adjusted EBITDA margins. Furthermore, we continued to make measurable progress in debt reduction, having repaid $37 million in the first quarter, while maintaining a healthy balance sheet and strong liquidity position."

“We have created solid building blocks for 2023 and believe we are well positioned to capitalize on this momentum moving forward. We believe our trends are improving, our digital growth businesses remain strong, our first lien net leverage declined and is on track to achieve our year-end target of less than 2x, and we continue to optimize our capital structure. These results not only demonstrate our progress towards each of our key initiatives, but also illustrate our commitment to providing communities with trusted, impactful content and best-in-class marketing solutions."

First Quarter 2023 Financial Highlights:
•Total revenues of $668.9 million decreased 10.6% compared to the first quarter of 2022
◦Same store revenues(1) decreased 9.3% compared to the first quarter of 2022
•Total digital revenues were $247.5 million or 37.0% of total revenues, down 0.9% over the same period in the prior year on a same store(1) basis primarily as a result of declines in digital media year-over-year
•Net income attributable to Gannett of $10.3 million, representing an income margin of 1.5%, improved by $13.3 million versus the net loss attributable to Gannett of $3.0 million in the first quarter of 2022
◦Adjusted net income attributable to Gannett(1) of $5.8 million
•Adjusted EBITDA(1) totaled $62.9 million, a decrease of 2.0% compared to the first quarter of 2022
◦Adjusted EBITDA margin(1) of 9.4%
•Cash provided by operating activities of $6.7 million
•Free cash flow(1) usage of $2.1 million

(1) See "Use of Non-GAAP Information" below for information about these non-GAAP measures.
(2) Core platform revenues is defined as revenue derived from customers utilizing our proprietary digital marketing services platform that are sold by either our direct or local market teams.

First Quarter 2023 Gannett Media Highlights:
•Digital-only circulation revenues of $35.8 million grew 18.9% year-over-year and increased 19.9% year-over-year on a same store basis(1)
•Digital-only paid subscriptions of 2.02 million at the end of the first quarter of 2023, up 15.4% compared to same period in the prior year
•186 million average monthly unique visitors in the first quarter of 2023 with 135 million average monthly unique visitors coming from our USA TODAY NETWORK (based on March 2023 Comscore Media Metrix®) and 51 million average monthly unique visitors resulting from our U.K. digital properties(3)

First Quarter 2023 Digital Marketing Solutions Highlights:
•Digital Marketing Solutions segment revenues of $112.8 million grew 2.8% year-over year and increased 3.4% year-over-year on a same store basis(1)
◦Total core platform revenues(2) of $111.4 million in the first quarter of 2023, up 3.9% compared to the same quarter in the prior year
◦Total core platform customers of 14.7 thousand were down 4.5% compared to the first quarter of 2022
◦Average revenue per user(4) was $2,535, an 8.8% increase compared to the first quarter of 2022
◦Customer budget retention(5) was 95.5%, an increase of 14 basis points compared to the first quarter of 2022
•Net income attributable to Gannett within the segment was $5.6 million in the first quarter of 2023 and Net income attributable to Gannett margin within the segment was 5.0% in the first quarter of 2023 versus 4.8% in the same quarter of the prior year
•Adjusted EBITDA(1) within the segment of $11.7 million in the first quarter of 2023, increasing 4.5% compared to the same period in the prior year. Adjusted EBITDA margin(1) within the segment increased to 10.4% in the first quarter of 2023 versus 10.2% in the same quarter of the prior year

First Quarter 2023 Capital Structure Highlights:
•As of March 31, 2023, the Company had cash and cash equivalents of $83.1 million
•Total principal amount of debt outstanding as of March 31, 2023 was $1,234.8 million including $746.2 million in first lien debt, which resulted in a First Lien Net Leverage(6) of 2.59x
•During the first quarter of 2023, the Company repaid $37.3 million of debt
◦The Company repurchased approximately $6.1 million of 6.00% first lien notes due November 1, 2026 (the "2026 Senior Notes") for approximately $5.0 million, representing a discount to par
◦The Company repaid $31.3 million of its five-year senior secured term loan facility (the “Senior Secured Term Loan”, formerly referred to as the New Senior Secured Term Loan) using the proceeds from real estate and other asset sales from the first quarter of 2023 totaling $16.2 million and quarterly amortization of $15.1 million

(3) Newsquest used Adobe Analytics to identify unique visitors in the first quarter of 2023.
(4) Average revenue per user is defined as monthly revenue divided by average customer count within the given period.
(5) Customer budget retention is calculated as 1 minus the average of churned budgets in a given month divided by starting budgets in the same period, averaged across the quarter.
(6) As of March 31, 2023, the First Lien Net Leverage ratio was calculated by subtracting cash on the balance sheet from the sum of both our Senior Secured Term Loan and 6% first lien notes due November 1, 2026 (the “2026 Senior Notes”) and dividing that by Q1 2023 LTM Adjusted EBITDA. Our 6% Senior Secured Convertible Notes due 2027 are second lien as of the completion of the Senior Secured Term Loan refinancing in October 2021.

Financial Highlights

in thousands	First Quarter 2023
Revenues	$668,917
Net income attributable to Gannett	10,344
Adjusted EBITDA(7) (non-GAAP)	62,902
Adjusted Net income attributable to Gannett(7) (non-GAAP)	5,835
Cash provided by operating activities	6,718
Free cash flow usage(7) (non-GAAP)	(2,080)
(7) Refer to "Use of Non-GAAP Information" below for the Company’s definition of Adjusted EBITDA, Adjusted Net income (loss) attributable to Gannett, and Free cash flow, as well as the reconciliation of such measures to the most comparable GAAP measure.

Business Outlook
The Company is raising its 2023 full year outlook with respect to net income (loss) attributable to Gannett, cash provided by operating activities, free cash flow, and Adjusted EBITDA. The Company is reiterating its 2023 full year outlook with respect to revenues, same store total revenues year-over-year, and first lien net leverage. The Company's estimates do not factor in the impact of any future acquisitions or dispositions.

Full Year 2023 Outlook
Revenues	$2.75B to $2.80B
Same store total revenues(8)(9) Year-Over-Year	(5% to 3%)
Net income (loss) attributable to Gannett	($15M) to $15M
Cash provided by operating activities	$125M to $145M
Free cash flow(8)(9)(10) (non-GAAP)	$85M to $105M
Adjusted EBITDA(8)(9) (non-GAAP)	$285M to $305M
First lien net leverage	<2.0x
(8) Refer to "Use of Non-GAAP Information" below for the Company’s definition of Adjusted EBITDA, Same store total revenues, and Free cash flow, as well as the reconciliation of such measures to the most comparable GAAP measure.
(9) Refer to "Business Outlook" on Tables 11, 12 and 13 below for a reconciliation of non-GAAP outlook measures to corresponding GAAP measures.
(10) Capital expenditures are assumed at $40 million for full year 2023. Figure does not include asset disposition proceeds which we estimate will be approximately $65 million to $75 million in 2023.
Earnings Conference Call

Management will host a conference call on Thursday, May 4, 2023 at 8:30 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of Gannett’s website, investors.gannett.com. The conference call may be accessed by dialing 1-877-451-6152 (from within the U.S.) or 1-201-389-0879 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference "Gannett First Quarter Earnings Call" or access code "13733334". A simultaneous webcast of the conference call will be available to the public on a listen-only basis at investors.gannett.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on Thursday, May 18, 2023 by dialing 1-844-512-2921 (from within the U.S.) or 1-412-317-6671 (from outside of the U.S.); please reference access code "13733334".

About Gannett

Gannett Co., Inc. (NYSE: GCI) is a subscription-led and digitally-focused media and marketing solutions company committed to empowering communities to thrive. With an unmatched reach at the national and local level, Gannett touches the lives of millions with our Pulitzer Prize-winning content, consumer experiences and benefits, and advertiser products and services. Our current portfolio of media assets includes the USA TODAY NETWORK, which includes USA TODAY, and local media organizations in 43 states in the United States, and Newsquest, a wholly-owned subsidiary operating in the United Kingdom. We also own digital marketing services companies under the brand LocaliQ, which provide a cloud-based platform of products to enable small and medium-sized businesses to accomplish their marketing goals. In addition, our portfolio includes what we believe is the largest media-owned events business in the U.S., USA TODAY NETWORK Ventures. To connect with us, visit www.gannett.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our Business Outlook, statements regarding our business outlook, digital revenue performance and growth, growth in our Digital Marketing Solutions segment, growth of and demand for our digital-only subscriptions and digital marketing and advertising services, expectations regarding our free cash flows, revenues, net income (loss) attributable to Gannett, same-store revenues and cash flows, expectations regarding our long-term growth, expectations regarding growth in revenues and Adjusted EBITDA, our ability to create long-term stockholder value, our expectations, in terms of both amount and timing, with respect to debt repayment, our expected capital expenditures, expectations regarding real estate and other asset sales, our strategy, our ability to achieve our operating priorities, our long-term opportunities, economic impacts, our ability to navigate volatility, achieve our financial goals, optimize our capital structure and achieve optimal financial performance, our cost management programs, our cost structure and future revenue trends and our ability to influence trends. Words such as "expect(s)", believes(s)", "will", "anticipate", "outlook", "target", "estimate(s)", "project(s)" and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Matt Esposito	Lark-Marie Anton
Investor Relations	Corporate Communications
703-854-3000	646-906-4087
investors@gannett.com	lark@gannett.com

# # #

GANNETT CO., INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

Table No. 1
In thousands, except share data	March 31, 2023	December 31, 2022
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$83,074	$94,255
Accounts receivable, net of allowance of $14,499 and $16,697 as of March 31, 2023 and December 31, 2022, respectively	256,465	289,415
Inventories	41,882	45,223
Prepaid expenses	48,038	46,205
Other current assets	21,399	32,679
Total current assets	450,858	507,777
Property, plant and equipment, net of accumulated depreciation of $379,524 and $360,522 as of March 31, 2023 and December 31, 2022, respectively	291,785	305,994
Operating lease assets	231,957	233,322
Goodwill	533,469	533,166
Intangible assets, net	591,688	613,358
Deferred tax assets	73,122	56,618
Pension and other assets	155,555	143,320
Total assets	$2,328,434	$2,393,555

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$304,912	$351,848
Deferred revenue	141,716	153,648
Current portion of long-term debt	60,452	60,452
Operating lease liabilities	46,248	44,872
Other current liabilities	6,229	6,218
Total current liabilities	559,557	617,038
Long-term debt	660,974	695,642
Convertible debt	408,943	405,681
Deferred tax liabilities	—	1,439
Pension and other postretirement benefit obligations	49,161	50,710
Long-term operating lease liabilities	215,499	219,109
Other long-term liabilities	113,657	108,563
Total noncurrent liabilities	1,448,234	1,481,144
Total liabilities	2,007,791	2,098,182
Commitments and contingent liabilities
Equity
Preferred stock, $0.01 par value per share, 300,000 shares authorized, of which 150,000 shares are designated as Series A Junior Participating Preferred Stock, none of which were issued and outstanding at March 31, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value per share, 2,000,000,000 shares authorized, 157,980,877 shares issued and 149,221,069 shares outstanding at March 31, 2023; 153,286,104 shares issued and 146,223,179 shares outstanding at December 31, 2022	1,580	1,533
Treasury stock, at cost, 8,759,808 shares and 7,062,925 shares at March 31, 2023 and December 31, 2022, respectively	(16,883)	(14,737)
Additional paid-in capital	1,413,397	1,409,578
Accumulated deficit	(989,057)	(999,401)
Accumulated other comprehensive loss	(87,941)	(101,231)
Total Gannett stockholders' equity	321,096	295,742
Noncontrolling interests	(453)	(369)
Total equity	320,643	295,373
Total liabilities and equity	$2,328,434	$2,393,555

GANNETT CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

Table No. 2	Three months ended March 31,
In thousands, except per share amounts	2023	2022
Advertising and marketing services	$340,847	$375,114
Circulation	241,285	288,602
Other	86,785	84,361
Total operating revenues	668,917	748,077
Operating costs	430,188	469,885
Selling, general and administrative expenses	180,390	221,837
Depreciation and amortization	43,698	47,783
Integration and reorganization costs	12,127	11,398
Asset impairments	5	854
Gain on sale or disposal of assets, net	(17,681)	(2,804)
Other operating expenses	229	1,102
Total operating expenses	648,956	750,055
Operating income (loss)	19,961	(1,978)
Interest expense	28,330	26,006
(Gain) loss on early extinguishment of debt	(496)	2,743
Non-operating pension income	(1,815)	(18,213)
Other non-operating expense (income), net	1,011	(1,805)
Non-operating expenses	27,030	8,731
Loss before income taxes	(7,069)	(10,709)
Benefit for income taxes	(17,329)	(7,607)
Net income (loss)	10,260	(3,102)
Net loss attributable to noncontrolling interests	(84)	(135)
Net income (loss) attributable to Gannett	$10,344	$(2,967)

Income (loss) per share attributable to Gannett - basic	$0.07	$(0.02)
Income (loss) per share attributable to Gannett - diluted	$0.07	$(0.02)

GANNETT CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Table No. 3	Three months ended March 31,
In thousands	2023	2022
Operating activities
Net income (loss)	$10,260	$(3,102)
Adjustments to reconcile net income (loss) to operating cash flows:
Depreciation and amortization	43,698	47,783
Share-based compensation expense	3,736	3,393
Non-cash interest expense	5,267	5,316
Gain on sale or disposal of assets, net	(17,681)	(2,804)
(Gain) loss on early extinguishment of debt	(496)	2,743
Asset impairments	5	854
Pension and other postretirement benefit obligations	(3,725)	(27,291)
Change in other assets and liabilities, net	(34,346)	5,537
Cash provided by operating activities	6,718	32,429
Investing activities
Acquisitions, net of cash acquired	—	(15,427)
Purchase of property, plant and equipment	(8,798)	(10,764)
Proceeds from sale of real estate and other assets	29,502	20,471
Change in other investing activities	—	(500)
Cash provided by (used for) investing activities	20,704	(6,220)
Financing activities
Payments of deferred financing costs	—	(423)
Borrowings of long-term debt	—	72,500
Repayments of long-term debt	(36,178)	(70,476)
Acquisition of noncontrolling interests	—	(2,050)
Treasury stock	(2,138)	(3,138)
Changes in other financing activities	(324)	(231)
Cash used for financing activities	(38,640)	(3,818)
Effect of currency exchange rate change on cash	38	(992)
Increase (decrease) in cash, cash equivalents and restricted cash	(11,180)	21,399
Cash, cash equivalents and restricted cash at beginning of period	104,804	143,619
Cash, cash equivalents and restricted cash at end of period	$93,624	$165,018

GANNETT CO., INC.
SEGMENT INFORMATION
(Unaudited)

Table No. 4	Three months ended March 31,
In thousands	2023	2022
Operating revenues:
Gannett Media	$589,095	$670,419
Digital Marketing Solutions	112,817	109,709
Corporate and Other	1,398	1,306
Intersegment eliminations	(34,393)	(33,357)
Total	$668,917	$748,077

Adjusted EBITDA(1):
Gannett Media	$57,263	$68,648
Digital Marketing Solutions	11,683	11,180
Corporate and Other	(6,044)	(15,657)
Total	$62,902	$64,171
(1) See "Use of Non-GAAP Information" below for the Company’s definition of Adjusted EBITDA, and the reconciliation of such measure to the most comparable GAAP measure.

USE OF NON-GAAP INFORMATION

The Company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a U.S. GAAP basis. These non-GAAP financial measures, which may not be comparable to similarly titled measures reported by other companies, should not be considered in isolation from or as a substitute for the related U.S. GAAP measures and should be read together with financial information presented on a U.S. GAAP basis.

The Company defines its non-GAAP measures as follows:

•Adjusted EBITDA is a non-GAAP performance measure the Company believes offers a useful view of the overall and segment operations of our business. The Company defines Adjusted EBITDA as Net income (loss) attributable to Gannett before: (1) Income tax expense (benefit), (2) Interest expense, (3) Gains or losses on the early extinguishment of debt, (4) Non-operating pension income, (5) Loss on convertible notes derivative, (6) Depreciation and amortization, (7) Integration and reorganization costs, (8) Other operating expenses, including third-party debt expenses and acquisition costs, (9) Asset impairments, (10) Goodwill and intangible impairments, (11) Gains or losses on the sale or disposal of assets, (12) Share-based compensation, and (13) certain other non-recurring charges. The most directly comparable U.S. GAAP measure is Net income (loss) attributable to Gannett.

•Adjusted EBITDA margin is a non-GAAP performance measure the Company believes offers a useful view of the overall and segment operations of our business. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total Operating revenues.

•Adjusted Net income (loss) attributable to Gannett is a non-GAAP performance measure the Company believes offers a useful view of the overall operations of our business and is useful to analysts and investors in evaluating the results of operations and operational trends. The Company defines Adjusted Net income (loss) attributable to Gannett before (1) Gains or losses on the early extinguishment of debt, (2) Loss on convertible notes derivative, (3) Integration and reorganization costs, (4) Other operating expenses, including third-party debt expenses and acquisition costs, (5) Asset impairments, (6) Goodwill and intangibles impairments, (7) Gains or losses on the sale or disposal of assets, (8) certain other non-recurring charges, and (9) the tax impact of the above items.

•Free cash flow is a non-GAAP liquidity measure that adjusts our reported U.S. GAAP results for items we believe are critical to the ongoing success of our business. The Company defines Free cash flow as Cash provided by operating activities as reported on the Consolidated statement of cash flows less capital expenditures, which results in a figure representing Free cash flow available for use in operations, additional investments, debt obligations, and returns to stockholders. The most directly comparable U.S. GAAP financial measure is Cash provided by operating activities.

•Same store revenues is a non-GAAP performance measure based on GAAP revenues for Gannett for the current period, excluding (1) acquired revenues (2) currency impact, and (3) exited operations.

Management’s Use of Non-GAAP Measures

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measurements of financial performance under U.S. GAAP and should not be considered in isolation or as an alternative to income (loss) from operations, net income (loss), margin, revenues, cash flow provided by (used for) operating activities, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. We believe these non-GAAP financial measures, as we have defined them, are helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance on our day-to-day operations. These measures provide an assessment of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance.

We use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues as measures of our day-to-day operating performance, which is evidenced by the publishing and delivery of news and other media and excludes certain expenses that may not be indicative of our day-to-day business operating results.

Limitations of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues

Each of our non-GAAP measures have limitations as analytical tools. They should not be viewed in isolation or as a substitute for U.S. GAAP measures of earnings or cash flows. Material limitations in making the adjustments to our earnings to calculate Adjusted EBITDA and Adjusted Net income (loss) attributable to Gannett using these non-GAAP financial measures as compared to U.S. GAAP net income (loss) include: the cash portion of interest / financing expense, income tax (benefit) provision, and charges related to asset impairments, which may significantly affect our financial results.

Management believes these items are important in evaluating our performance, results of operations, and financial position. We use non-GAAP financial measures to supplement our U.S. GAAP results in order to provide a more complete understanding of the factors and trends affecting our business.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not alternatives to net income, margin, income from operations, cash flows provided by (used for) operations or revenues as calculated and presented in accordance with U.S. GAAP. As such, they should not be considered or relied upon as substitutes or alternatives for any such U.S. GAAP financial measure. We strongly urge you to review the reconciliations of Net income (loss) attributable to Gannett to Adjusted EBITDA, Adjusted EBITDA margin, Net income (loss) attributable to Gannett to Adjusted Net income (loss) attributable to Gannett, Cash provided by (used for) operations to Free cash flow and Revenues to Same Store revenues along with our Consolidated financial statements included elsewhere in this report. We also strongly urge you not to rely on any single financial measure to evaluate our business. In addition, because Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measures of financial performance under U.S. GAAP and are susceptible to varying calculations, the Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues measures as presented in this report may differ from and may not be comparable to similarly titled measures used by other companies.

Non-GAAP Outlook

Our 2023 outlook included in this release includes certain non-GAAP measures, including Same store revenues, Adjusted EBITDA and Free cash flow. The outlook for these items does not factor in the impact of any further acquisitions or dispositions within 2023. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures.

We have not fully reconciled non-GAAP forward-looking Same store revenues, Adjusted EBITDA and Free cash flow to its most directly comparable GAAP measure because the Company is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, our comparable GAAP measures. For forward-looking Adjusted EBITDA and Same store revenues, the reconciliation is unavailable because it would include forward-looking financial statements in accordance with GAAP that are unavailable without unreasonable effort. For these reasons, we use a projected range of the aggregate amount of certain items in order to calculate our projected non-GAAP Adjusted EBITDA outlook (see Table 11 below), our projected non-GAAP Same Store revenues outlook (see Table 12 below) as well as our projected non-GAAP Free cash flow outlook (see Table 13 below). Accordingly, we are unable to provide a full reconciliation of these non-GAAP measures used in our outlook without unreasonable effort as certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA
(Unaudited)

Table No. 5	Three months ended March 31, 2023
In thousands	Gannett Media	Digital Marketing Solutions	Corporate and Other	Consolidated Total
Net income (loss) attributable to Gannett	$35,027	$5,623	$(30,306)	$10,344
Benefit for income taxes	—	—	(17,329)	(17,329)
Interest expense	—	—	28,330	28,330
Gain on early extinguishment of debt	—	—	(496)	(496)
Non-operating pension income	(1,815)	—	—	(1,815)
Depreciation and amortization	33,509	5,860	4,329	43,698
Integration and reorganization costs	4,649	20	7,458	12,127
Other operating expenses	—	—	229	229
Asset impairments	5	—	—	5
(Gain) loss on sale or disposal of assets, net	(16,268)	35	(1,448)	(17,681)
Share-based compensation expense	—	—	3,736	3,736
Other items	2,156	145	(547)	1,754
Adjusted EBITDA (non-GAAP basis)	$57,263	$11,683	$(6,044)	$62,902
Net income (loss) attributable to Gannett margin	5.9%	5.0%	NM	1.5%
Adjusted EBITDA margin (non-GAAP basis)	9.7%	10.4%	NM	9.4%
NM indicates not meaningful.

	Three months ended March 31, 2022
In thousands	Gannett Media	Digital Marketing Solutions	Corporate and Other	Consolidated Total
Net income (loss) attributable to Gannett	$42,814	$5,257	$(51,038)	$(2,967)
Benefit for income taxes	—	—	(7,607)	(7,607)
Interest expense	—	—	26,006	26,006
Loss on early extinguishment of debt	—	—	2,743	2,743
Non-operating pension income	(18,213)	—	—	(18,213)
Depreciation and amortization	37,431	6,458	3,894	47,783
Integration and reorganization costs	5,721	151	5,526	11,398
Other operating expenses	741	—	361	1,102
Asset impairments	854	—	—	854
(Gain) loss on sale or disposal of assets, net	(2,968)	157	7	(2,804)
Share-based compensation expense	—	—	3,393	3,393
Other items	2,268	(843)	1,058	2,483
Adjusted EBITDA (non-GAAP basis)	$68,648	$11,180	$(15,657)	$64,171
Net income (loss) attributable to Gannett margin	6.4%	4.8%	NM	(0.4)%
Adjusted EBITDA margin (non-GAAP basis)	10.2%	10.2%	NM	8.6%
NM indicates not meaningful.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO GANNETT
(Unaudited)

Table No. 6	Three months ended March 31,
In thousands	2023	2022
Net income (loss) attributable to Gannett	$10,344	$(2,967)
(Gain) loss on early extinguishment of debt	(496)	2,743
Integration and reorganization costs	12,127	11,398
Other operating expenses	229	1,102
Asset impairments	5	854
Gain on sale or disposal of assets, net	(17,681)	(2,804)
Other items	(121)	(658)
Subtotal	4,407	9,668
Tax impact of above items (1)	1,428	(3,041)
Adjusted Net income (loss) attributable to Gannett (non-GAAP basis)	$5,835	$6,627
(1)Beginning with the fourth quarter of 2022, the Company calculated the tax impact of the items impacting Adjusted Net income (loss) attributable to Gannett using a combined U.S. federal statutory income tax rate and a State and Local tax rate of 24.1% (the "Combined Tax Rate"). As most of our operations are in the U.S. and the Company expects to pay the Combined Tax Rate, the Company believes this methodology provides for a more accurate representation of our business and the tax impacts affecting Adjusted net income (loss) attributable to Gannett. For the first three months of 2022, the Company calculated the tax impact of items impacting Adjusted Net income (loss) attributable to Gannett based on a full recalculation of the estimated annual effective tax rate and the annual tax expense, which resulted in volatility of the tax impact of items affecting Adjusted Net income (loss) attributable to Gannett due to estimates used in the quarterly tax calculation. As a result, and as reflected on the table, the Company has recast the tax impact of items impacting Adjusted Net income (loss) attributable to Gannett for the first three months of 2022.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
FREE CASH FLOW
(Unaudited)

Table No. 7	Three months ended March 31,
In thousands	2023	2022
Cash provided by operating activities (GAAP basis)	$6,718	$32,429
Capital expenditures	(8,798)	(10,764)
Free cash flow (non-GAAP basis)(1)	$(2,080)	$21,665
(1) For the three months ended March 31, 2023 and 2022, Free cash flow was negatively impacted by interest paid of $10.5 million and $7.5 million, respectively, integration and reorganization costs of $21.3 million and $12.6 million, respectively, and other costs of $1.0 million and $0.4 million, respectively.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - CONSOLIDATED
(Unaudited)

Table No. 8	Three months ended March 31,
In thousands	2023	2022	% Change
Total revenues	$668,917	$748,077	(10.6)%
Acquired revenues	(9,074)	—	***
Currency impact	5,753	—	***
Exited operations(1)	—	(13,881)	***
Same store total revenues	$665,596	$734,196	(9.3)%

Advertising and marketing services revenues	$340,847	$375,114	(9.1)%
Acquired revenues	(5,456)	—	***
Currency impact	3,576	—	***
Exited operations(1)	—	(11,221)	***
Same store advertising and marketing services revenues	$338,967	$363,893	(6.8)%

Circulation revenues	$241,285	$288,602	(16.4)%
Acquired revenues	(2,989)	—	***
Currency impact	1,566	—	***
Exited operations(1)	—	(2,510)	***
Same store circulation revenues	$239,862	$286,092	(16.2)%

Other revenues	$86,785	$84,361	2.9%
Acquired revenues	(629)	—	***
Currency impact	611	—	***
Exited operations(1)	—	(150)	***
Same store other revenues	$86,767	$84,211	3.0%
*** Indicates a percentage change greater than 100.
(1)    In 2023, exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - TOTAL DIGITAL and DIGITAL-ONLY CIRCULATION REVENUES
(Unaudited)

Table No. 9	Three months ended March 31,
In thousands	2023	2022	% Change
Total Digital revenues	$247,478	$251,144	(1.5)%
Acquired revenues	(1,927)	—	***
Currency impact	2,294	—	***
Exited operations(1)	—	(1,100)	***
Same store total digital revenues	$247,845	$250,044	(0.9)%

	Three months ended March 31,
In thousands	2023	2022	% Change
Digital-only circulation revenues	$35,831	$30,126	18.9%
Acquired revenues	(49)	—	***
Currency impact	115	—	***
Exited operations(1)	—	(198)	***
Same store digital-only circulation revenues	$35,897	$29,928	19.9%
*** Indicates a percentage change greater than 100.
(1)    In 2023, exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - DIGITAL MARKETING SOLUTIONS SEGMENT
(Unaudited)

Table No. 10	Three months ended March 31,
In thousands	2023	2022	% Change
Total revenues - Digital Marketing Solutions	$112,817	$109,709	2.8%
Currency impact	583	—	***
Exited operations(1)	—	—	***
Same store total revenues - Digital Marketing Solutions	$113,400	$109,709	3.4%
*** Indicates a percentage change greater than 100.
(1)    In 2023, exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
BUSINESS OUTLOOK - 2023 GUIDANCE(1)(2)
ADJUSTED EBITDA
(Unaudited)

Table No. 11	Full Year 2023
Net income (loss) attributable to Gannett	($15M) to $15M
Provision for income taxes	$0M to $20M
Interest expense	$100M to $110M
Non-operating pension income	~($15M)
Depreciation and amortization	~$165M
Integration and reorganization costs	$15M to $25M
Share-based compensation expense	~$20M
Other items	~$0M
Adjusted EBITDA (non-GAAP basis)	$285M to $305M
(1)    Projections are based on Company estimates as of May 4, 2023 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates do not factor in the impact of any future acquisitions or dispositions. The Company’s future financial results could differ materially from the Company’s current estimates.
(2)    For forward-looking Adjusted EBITDA, the reconciliation is unavailable without unreasonable effort. For this reason, we use a projected range of the aggregate amount of certain items in order to calculate our projected non-GAAP Adjusted EBITDA outlook.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
BUSINESS OUTLOOK - 2023 GUIDANCE(1)(2)
SAME STORE REVENUES
(Unaudited)

	Twelve months ended December 31, 2022 (Est.)	Twelve months ended December 31, 2023 (Est.)
Table No. 12
Total revenues	$2.95B(4)	$2.75B to $2.80B
Acquired revenues	—	~($10M)
Currency impact	—	~$10M
Exited operations(3)	($46M)	—
Same store total revenues	$2.90B	$2.75B to $2.80B
(1)    Projections are based on Company estimates as of May 4, 2023 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates do not factor in the impact of any future acquisitions or dispositions. The Company’s future financial results could differ materially from the Company’s current estimates.
(2)    For forward-looking Same store revenues, the reconciliation is unavailable without unreasonable effort. For this reason, we use a projected range of the aggregate amount of certain items in order to calculate our projected non-GAAP Same store revenues outlook.
(3)    In 2023, exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.
(4)    Total revenues as reported.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
BUSINESS OUTLOOK - 2023 GUIDANCE(1)(2)
FREE CASH FLOW
(Unaudited)

Table No. 13	Full Year 2023
Cash provided by operating activities (GAAP basis)	$125M to $145M
Capital expenditures	~$40M
Free cash flow (non-GAAP basis)	$85M to $105M
(1)    Projections are based on Company estimates as of May 4, 2023 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates do not factor in the impact of any future acquisitions or dispositions. The Company’s future financial results could differ materially from the Company’s current estimates.
(2)    For forward-looking Free cash flow, the reconciliation is unavailable without unreasonable effort. For this reason, we use a projected range of the aggregate amount of certain items in order to calculate our projected non-GAAP Free cash flow outlook.